Exhibit 10.1

WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of April 7, 2015 (this “Amendment”), is by and among the lenders identified on the signature pages hereof (the “Lenders”), Cortland Capital Market Services LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), Colt Defense LLC, a Delaware limited liability company (“Parent” or “Colt Defense”), Colt Canada Corporation, a Nova Scotia corporation (“Colt Canada”), Colt’s Manufacturing Company LLC, a Delaware limited liability company (“CMC” and together with Colt Defense and Colt Canada, each individually, a “Borrower” and collectively, “Borrowers”), New Colt Holding Corp., a Delaware corporation (“New Colt”), Colt Finance Corp., a Delaware corporation (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”), and Colt International Coöperatief U.A., a cooperative formed under the laws of the Netherlands (“Dutch Holdings” and, together with New Colt, Colt Finance and CDTS, each individually a “Guarantor” and collectively, “Guarantors”, and together with the Borrowers, the “Loan Parties”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are parties to that certain Credit Agreement, dated as of February 9, 2015 (as amended, amended and restated modified or supplemented from time to time, the “Credit Agreement”), by and among Agent, Lenders, Borrowers and the Guarantors and the other Loan Documents; and

WHEREAS, the Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and grant certain extensions of time period for delivery, each as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                        Definitions.  Any capitalized term used herein and not defined herein shall have the meaning assigned to such term in the Credit Agreement.  Additionally, as used herein “Related Parties” means, with respect to any Person, such Person’s parents, subsidiaries, affiliates, joint ventures, shareholders, members, investors, officers, managers, directors and employees, and the successors, assigns and heirs of each of them, and any other Person claiming under or through them.  Section 1.4 of the Credit Agreement is hereby incorporated herein by reference mutatis mutandis.

2.                        Amendments to Credit Agreement.

(a)                           The Credit Agreement is hereby amended to add a new Section 5.20 as follows:

“5.20  Trade Payables/Unrestricted Cash Certificate.    At any time during the period from and including April 8, 2015 to and including July

10, 2015, deliver on Friday of each calendar week a certificate, in form reasonably satisfactory to the Required Lenders (with supporting information in reasonable detail (as determined by the Required Lenders) attached thereto) certifying compliance, and the calculations demonstrating compliance, with Section 6.24 and Section 7(c), as applicable, as of the last Business Day of the immediately preceding calendar week (or with respect to the certificate delivered July 10, 2015, as of July 6, 2015).”

(b)                           Section 6.12 of the Credit Agreement is further amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, other than as expressly permitted under Section 6.9, Section 6.12(e), Section 6.12(f) and Section 6.22, no payments may be made (or deemed to be made) by the Loan Parties to Sponsor or its Affiliates (other than Parent and its Subsidiaries) except in the Loan Parties’ ordinary course of business consistent with past practice.”

(c)                            The Credit Agreement is hereby amended to add a new Section 6.24 as follows:

“6.24  Trade Payables.  At any time during the period from and including April 8, 2015 to and including July 6, 2015, permit the amount of accounts payable of the US Loan Parties that (i) relate to purchases of materials used in the business conducted by the Loan Parties on the Closing Date and (ii) are more than 30 day past due beyond the due date specified in the applicable invoice relating to such materials, to exceed 20% of the total amount of accounts payable of the US Loan Parties that relate to purchases of such materials.”

(d)                           The Credit Agreement is hereby amended to add a new Section 6.25 as follows:

“6.25            Disclosure re Lenders.  At any time during the period from and including the Amendment No. 1 Effective Date to and including June 15, 2015, issue or make any press release or other publication, make any disclosure in any public filing, or disclose to any Person (other than any other Loan Party or their Affiliates) any document, terms or agreement, in each case, relating in any way to this Agreement or any other Loan Document, any amendment, waiver or modification thereof, any Lender, any other actual or potential transaction or agreement (relating to a restructuring of the Loan Parties or otherwise) with any Lender (or any proposal thereof), or any discussions with respect to any of the foregoing, in each case, except (x) with the prior written consent of Required Lenders or (y) as required by applicable law.”

(e)                            The Credit Agreement is hereby amended to add a new clause (c) to Article 7 thereof as follows:

“(c)                            Minimum Unrestricted Cash.  At any time from and including May 8, 2015 to and including July 6, 2015, the amount of Unrestricted Cash of the Loan Parties shall at all times during such period be no less than $4,000,000.”

(f)                             The Credit Agreement is hereby amended by amending and restating Clause (a)(ii) of Section 8.2 in its entirety as follows:

“(ii) Section 6 of this Agreement,”

(g)                            The Credit Agreement is hereby amended to add a new Section 8.20 to the Credit Agreement as follows:

“8.20            If the audited financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2014 or restated audited financial statements (if any) of Parent and its Subsidiaries for the fiscal years ended December 31, 2013 or December 31, 2012 reflect (x) any new material weakness in financial reporting or internal controls other than that which relates to, and is consistent with, the matters and circumstances disclosed on the Parent’s Form 8-K filed with the SEC on February 9, 2015 or (y) any information (other than that which expressly relates to, and is consistent in all respects with, the matters and circumstances disclosed on such Form 8-K or on the Parent’s Form 12b-25 filed with the SEC on April 1, 2015) which (A) would reasonably be expected to be, or result in, a Material Adverse Change or (B) would constitute, or would have constituted, an Event of Default.”

(h)                           Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of “Inventory Threshold Amount” in its entirety as follows:

“Inventory Threshold Amount” means, at any time of determination, (i) during the period from and including May 8, 2015 to and including July 6, 2015, $50,000,000 and (ii) at all other times, the amount set forth in the table below opposite the applicable Maximum Loan Amount at such time of determination:

Maximum Loan Amount	Inventory Threshold Amount
Greater than $23,000,000	$45,000,000
Less than or equal to $23,000,000 and greater than $21,000,000	$41,250,000

Less than or equal to $21,000,000 and greater than $19,000,000	$37,500,000
Less than or equal to $19,000,000 and greater than $17,000,000	$34,500,000
Less than or equal to $17,000,000 and greater than $15,000,000	$30,750,000
Less than or equal to $15,000,000 and greater than $13,000,000	$27,000,000
$13,000,000 or less	$23,250,000

(i)                               Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

““Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among Borrowers, Guarantors, Agent, Lenders and the other parties thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.”

““Amendment No. 1 Effective Date” shall mean April 7, 2015 upon the satisfaction of all conditions precedent to the effectiveness of Amendment No. 1 as set forth therein.”

(j)                              Schedule 5.2 to the Credit Agreement is hereby amended by replacing the second row of the table on such schedule with the following:

Weekly (on Friday of each calendar week) and on each Budget Delivery Date

(f)  (1) On Friday March 27, 2015 and each four weeks thereafter (each, a “Budget Delivery Date”), a 13-week cash flow budget in form, detail and format consistent with the 13-week cash flow budget provided to Lenders prior to the Closing Date (it being understood that such 13-week cash flow budget shall be provided in excel format) and (2) on Friday of each calendar week, (x) a cumulative variance report comparing figures against the 13-week cash flow budget delivered on the immediately preceding Budget Delivery Date and (y) a weekly variance report comparing figures against the 13-week cash flow budget delivered on the immediately preceding Budget Delivery Date.

3.                        Extension of Time to Deliver Annual Financial Statements and Related Materials.

Notwithstanding anything contained in the Credit Agreement to the contrary, Agent and Required Lenders agree that (i) the Loan Parties may deliver the annual financial statements, reports and other items required to be delivered pursuant to Section 5.1 and Schedules 5.1(c) and 5.1(d) of the Credit Agreement in respect of the fiscal year ended December 31, 2014 on or before June 14, 2015 and (ii) any breaches of the Credit Agreement prior to the Amendment No. 1 Effective Date as expressly described on Schedule I attached hereto shall be waived.  Except as expressly set forth in this Section 3, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents or be deemed or construed to constitute a course of dealing or conduct or any other basis for altering the Obligations of any Loan Party.

4.                        Representations and Warranties.  To induce the Lenders and Agent to enter into this Amendment, each Borrower and each other Loan Party, jointly and severally, hereby represents and warrants to the Lender Group that the following statements are true, correct and complete in all respects::

(a)                       This Amendment has been duly authorized, executed and delivered by all necessary action of each Loan Party party hereto and constitutes the legal, valid and binding obligations of each such Loan Party party hereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors’ rights generally;

(b)                       The execution, delivery, and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change;

(c)                        After giving effect to this Amendment, all representation and warranties of each Borrower and each Guarantor set forth in the Credit Agreement and in any other Loan Document are true and correct in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects on and as of such earlier date;

(d)                       Each of the Security Documents and all of the Liens and security interests granted thereunder do and shall continue to secure the payment of all Obligations as set forth in such Security Document and constitute valid and perfected Liens and security interests with the priorities set forth in the Security Documents and the Intercreditor Agreement;

(e)                        As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment and the transactions contemplated hereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any injunction, restraining order, writ, order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change; and

(f)                         No Default or Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment.

5.                        Conditions Precedent.  This Amendment shall only be effective as of the date first written above (the “Amendment No. 1 Effective Date”) upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent and Lenders:

(a)                       Agent and Lenders shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b)                       As of the date hereof, after giving effect to this Amendment, each of the representations and warranties contained in Section 4 hereof shall be true and correct in all respects;

(c)                        Agent and Lenders shall have received an executed copy of Amendment No. 3 to Term Loan Agreement, dated as of the date hereof, by and among the Term Loan Agent, the Term Loan Lenders, Parent and certain of its affiliates, to be in form and substance satisfactory to Lenders;

(d)                       Agent and Lenders shall have received any other documents, instruments and agreements as Agent and Lenders shall reasonably request in connection with this Amendment;

(e)                        The Agent (for the benefit of, and further ratable distribution to, the Lenders) shall have received a non-refundable consent fee in an aggregate amount equal to $318,759 payable in immediately available funds; and

(f)                         the Borrowers shall have paid Agent and Lenders all fees then due and payable (including, without limitation, all Lender Group Expenses incurred in connection with this Amendment and each other Amendment Document) as provided in any of the other Loan Documents (including, without limitation, the fees, costs, disbursements and expenses of Stroock & Stroock & Lavan LLP, and other legal counsel to Lenders and Agent).

6.                        RELEASE.  EACH BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES ON BEHALF OF THEMSELVES AND THEIR RELATED PARTIES HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF BORROWER TO REPAY LENDERS AS PROVIDED IN THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER PARTY HERETO.  EACH OF BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES ON BEHALF OF THEMSELVES AND THEIR RELATED PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS PARTY HERETO AND AGENT’S AND EACH LENDER PARTY HERETO’S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, OF EVERY KIND, NATURE AND CHARACTER WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS FULLY EXECUTED, WHICH ANY OF BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES OR THEIR RELATED PARTIES MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER PARTY HERETO IN THEIR CAPACITIES AS SUCH, AND AGENT’S OR ANY LENDER PARTY HERETO’S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY,  IN THEIR CAPACITIES AS SUCH, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AMENDMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT.

7.                        General.

(a)                       Effect of this Amendment.  Except as expressly provided herein, all terms and provisions of the Credit Agreement shall remain in full force and effect, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  The Loan Parties hereby agree that this Amendment shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof.  Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.  On and after the Amendment No. 1 Effective Date this Amendment shall for all purposes constitute a Loan Document.  The parties hereto hereby ratify and confirm all of their respective obligations and liabilities under the Loan Documents to which it is a party, as expressly modified herein, and ratify and confirm that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of each other party under the Loan Documents, as expressly modified herein.  It shall be an Event of Default under the Credit Agreement if any of the parties hereto fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by any Loan Party under or in connection with this Amendment shall be untrue, false or misleading in any respect when made.  The Agent and Lenders have not waived and have no intention of waiving (i) any other Default or Event of Default other than the Specified Defaults, (ii) any breach of any covenant or other agreement set forth in the Loan Documents other than as set forth in Section 3 hereof or (iii) any right, power or remedy of any Lender or Agent under any Loan Document.  On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)                       Governing Law.  THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)                        Binding Effect.  This Amendment and each of the other documents (if any) entered into in connection therewith (the “Amendment Documents”), shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d)                       Counterparts, etc.  Each Amendment Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of such Amendment Document.  Any party delivering an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of such Amendment Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Amendment Document.

(e)                        Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

COLT DEFENSE LLC

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

COLT FINANCE CORP.

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

NEW COLT HOLDING CORP.

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

COLT’S MANUFACTURING COMPANY LLC

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

COLT DEFENSE TECHNICAL SERVICES LLC

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

COLT CANADA CORPORATION

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	President and
Chief Executive Officer

COLT INTERNATIONAL COÖPERATIEF U.A.

By:	/s/ Dennis Veilleux
	Name:	Dennis Veilleux
	Title:	Authorized Representative

AGENT

CORTLAND CAPITAL MARKET SERVICES LLC, as Agent

By:	/s/ Emily Ergang Pappas
	Name:	Emily Ergang Pappas
	Title:	Associate Counsel

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SCHEDULE I

Additional Breaches

1.  A breach by the Loan Parties, prior to the Amendment No. 1 Effective Date, of Section 4.28 of the Credit Agreement solely with respect to the summary of net Inventory by location and type and Inventory by product for the month of January 2015 as delivered by the Loan Parties to the Lenders on February 24, 2015 and March 23, 2015.